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                                 PROMISSORY NOTE

$1,350,000.00                                            Oklahoma City, Oklahoma
                                                         December 4, 1995

     FOR VALUE RECEIVED, the undersigned, Performance Nissan L.L.C., an Oklahoma Limited Liability Company (hereinafter referred to as "Maker") whose notice address is 8029 S.E. 29th Street, Midwest City, Oklahoma 73110, hereby promises to pay to the order of General Motors Acceptance Corporation (hereinafter referred to as "Payee"), at its place of business, 6303 Waterford Boulevard, Suite 100, Oklahoma City, Oklahoma 73118, or such other place as may be designated in writing by the holder of this Note, the sum of ONE MILLION THREE HUNDRED FIFTY THOUSAND DOLLARS ($1,350,000.00), together with interest on the amount of the unpaid balance at the rate set forth below in 20 quarterly installments of principal in the amount of SIXTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS ($67,500.00) each, commencing on the 1st day of January, 1996, and on the same day of each January, April, July and October thereafter, and a final quarterly payment due October 1, 2000, of unpaid principal and interest. Interest on the outstanding principal balance shall be paid monthly commencing January 1, 1996 and on the same day of each month thereafter until paid in full as provided herein.

     The rate of interest will be one percent (1.00%) above the higher of: (i) 5.00% per annum; or (ii) the rate announced from time to time by a majority of the 12 largest commercial banks operating in the United States as their base or prime rate for computing interest on loans to borrowers of the highest credit standing (the "Prime Rate"). As of the date of this Note, the Prime Rate is eight and three quarters percent (8.75%) and the rate of interest hereunder is therefore nine and three quarters percent (9.75%) per annum. Such rate of interest shall increase or decrease hereafter by the same amount as any increase or decrease of the Prime Rate, effective on the first day of the calendar month following each change in the Prime Rate. In no event shall the interest provided for herein exceed the maximum permitted by law, which the parties recognize may change from time to time.

     Interest shall accrue from the date of advance up to but excluding the date of repayment of this Note. If advances are made on a date other than the first day of any month, the computation of interest from and including the date of advance up to but excluding the first day of the next month (the "Initial Period") shall be calculated by dividing the actual number of days in the Initial Period by the total number of days in the month of such advance, multiplying the quotient therof by the quotient resulting from the division of the annual interest rate by twelve, and multiplying the resulting product thereof by the unpaid principal balance. Computation of interest due on each monthly payment after any Initial Period shall be calculated by dividing the annual

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interest rate by twelve and multiplying the quotient thereof by the unpaid principal balance. Computation of interest due for any irregular period occurring as a result of prepayment, shall be calculated in the same manner as the Initial Period.

     This Note is secured by (1) personal property of Borrower more specifically described in Security Agreement of even date; (2) all collateral of Borrower heretofore or hereafter granted to payee; and (3) assets of Borrower in the possession of payee from time to time for any purpose.

     The holder hereof shall have the right, at its option, to declare the whole amount remaining unpaid to be forthwith due and payable if the undersigned defaults in the payment of any installment of principal or interest when the same shall become due and payable, or if the undersigned defaults in the performance of any agreement or condition contained in the Loan Application and Agreement executed by the undersigned, dated November 17, 1995, and any amendments thereto, or in the mortgage of Real Estate and/or the Security Agreement of even date securing this indebtedness, and such default shall be continuing at the time of such declaration; or if there is material default by any Guarantor under the terms of its Guaranty of the indebtedness evidenced by this Note; or upon the sale of all or any portion of thelands described in the Mortgages securing this obligation, without prior consent of the Mortgagee; or in the event of a proceeding in bankruptcy, insolvency, or receivership by or against the undersigned Maker or its property; or the holder hereof deems itself insecure.

     Maker hereby agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder or under any instrument securing payment of this Note, Maker will pay to such holder its reasonable attorney's fees and all court costs and other expenses incurred in connection herewith.

     Maker hereby waives notice of presentment, presentment, notice of dishonor and demand.

     IN WITNESS WHEREOF, the undersigned have executed this Note effective the date first above written.

                                             PERFORMANCE NISSAN, L.L.C., an
Witness:                                     Oklahoma Limited Liability Company

/s/Robert W. Hall                            By: /s/Bill Gilliland
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ROBERT W. "BOBBY" HALL,                          BILL A. GILLILAND, Manager
Manager


                                     "MAKER"

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